UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 17, 2011

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34657 (Commission File Number)	75-2679109 (IRS Employer Identification No.)

2000 McKinney Avenue, Suite 700
Dallas, Texas U.S.A. (Address of principal executive offices)	75201 (Zip Code)
(214) 932-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On May 17, 2011, the Company’s Board of Directors elected Dale W. Tremblay as a member of the Board. Mr. Tremblay was also elected to the Company’s Human Resources Committee. In connection with his election, Mr. Tremblay was granted 3,000 restricted stock units under the Company’s 2005 Long-Term Incentive Plan that vest in three equal annual installments beginning May 17, 2012.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     On May 17, 2011, we held our annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, out of 37,216,929 shares of common stock entitled to vote at the meeting, the holders of more than a majority of the outstanding shares of common stock were present at the meeting in person or by proxy. The shareholders elected all of the Company’s nominees for director, approved the advisory vote on executive compensation, and approved the frequency of vote on executive compensation. The votes received are set forth below:
1.	Election of Directors

NAMES	FOR	WITHHELD

	Number	Number
George F. Jones, Jr.	30,835,043	582,369
Peter B. Bartholow	28,972,193	2,445,219
James H. Browning	30,610,783	806,629
Joseph M. (Jody) Grant	30,161,078	1,256,334
Frederick B. Hegi, Jr.	29,780,727	1,636,685
Larry L. Helm	31,368,261	49,151
James R. Holland, Jr.	30,811,109	606,303
W. W. McAllister III	27,538,484	3,878,928
Elysia Holt Ragusa	31,356,452	60,960
Steven P. Rosenberg	29,740,136	1,677,276
Robert W. Stallings	31,186,191	231,221
Ian J. Turpin	29,742,892	1,674,520
2.	Advisory approval of the compensation of the Company’s named executives

FOR	WITHHELD

Number	Number

29,296,819	398,131

3.	Frequency of advisory vote on the compensation of the Company’s named executives

1 Year	2 Years	3 Years	WITHHELD

Number	Number	Number	Number

28,558,393	38,605	2,409,600	406,914

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.
By:	/s/Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

Dated: May 17, 2011

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